Exhibit 99.1

Oplink Reports Second Quarter Fiscal Year 2014 Financial Results

Fremont, Calif., -- January 29, 2014 -- Oplink Communications, Inc. (Nasdaq: OPLK),  a leading provider of optical communication components, intelligent modules and subsystems, today reported its financial results for its second quarter of fiscal year 2014, ended December 29, 2013.

Revenue for the quarter was $50.4 million, down from $54.8 million in the prior quarter, and up from second quarter fiscal 2013 revenue of $45.1 million.  GAAP net income was $1.3 million, or $0.07 per diluted per share, down from $2.2 million, or $0.11 per diluted share, in the prior quarter and $3.5 million, or $0.18 per diluted share, reported for the second quarter of fiscal 2013.

Non-GAAP net income for the second quarter was $2.4 million, $0.12 per diluted share, compared to $4.0 million, or $0.21 per diluted share, reported in the prior quarter, and $4.6 million, or $0.24 per diluted share, reported for the second quarter of fiscal 2013.  A reconciliation of the non-GAAP financial measures to their GAAP equivalents is included in the financial tables accompanying this press release.

"We are pleased to report revenues in the high end of our guidance," said Joe Liu, Chairman and CEO of Oplink. "We are seeing promising signs of future growth in both our optical and home security businesses.  For our optical business, we are seeing a healthy level of design-in activities with key customers, which we expect will lead to future growth.  And we continue to make great progress with our home security business.  Oplink's software-defined mobile packet-switching cloud provides disruptive multiple parallel video alarm, calling alerts and other rich security and monitoring features at less than half of the cost of incumbent security service providers like ADT, or telecom/cable carriers like Verizon and Comcast.  Oplink's integrated security products and service are now available at OplinkSecurity.com, Fry's Electronics and selected retailers.  We look forward to sharing more news on this business in the future."

Business Outlook for the Quarter Ending March 30, 2014
For the quarter ending March 30, 2014, the Company expects to report revenue of $48 to $52 million and GAAP net income of $0.00 to $0.06 per diluted share.  On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and any other non-cash or non-recurring charges, the Company expects earnings per diluted share of $0.06 to $0.12.  GAAP and non-GAAP net income per diluted share for the quarter ending March 30, 2014 assume an effective tax rate of 20%.

Conference Call Information
Oplink will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on January 29, 2014.  The conference call can be accessed by dialing 1-888-549-7750, or 1-480-629-9722 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink's corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink's announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on January 29, 2014 until 11:59 p.m. Pacific Time on February 5, 2014, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4664157#.

Non-GAAP Financial Measures
In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink's performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink's "core operating performance" and its results of operations may look in the future. Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits or charges, impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink's view of "core operating performance."

Cautionary Statement
This press release contains forward-looking statements, including without limitation the statements under the heading "Business Outlook for the Quarter Ending March 30, 2014."  These forward-looking statements involve risks and uncertainties that could cause Oplink's results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: (1) possible reductions in customer orders or delays in shipments of products to customers; (2) potential delays in introduction of new Oplink products; (3) Oplink's reliance on a small number of customers for a substantial portion of its revenues; (4) Oplink's reliance on third parties to supply critical components and materials for its products; (5) intense competition in Oplink's target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; (6) risks relating to the new Mobile Interactive business, including the risk that the products and services, being new and unproven, may not achieve market acceptance, the risk that Oplink may not be successful in developing adequate sales channels for these products and services, and the risk of write-downs for slow-moving or obsolete inventory ; (7) increasing reliance on sales to datacom customers, which can fluctuate more than sales to our traditional telecom customers; (8) changes in our effective tax rate, which could reduce our net income; and (9) other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

About Oplink
Oplink is a leading provider of optical communication components, intelligent modules and subsystems. We offer advanced solutions in DWDM and CWDM bandwidth creation, optical amplification, switching & routing, wavelength conditioning, monitoring & protection, connectivity and system-level integration, as well as a broad portfolio of optical transceivers for metro WDM, aggregation and access applications. We supply to global leading and emerging telecommunications, data communications and cable TV equipment makers. We are headquartered in Fremont, California and own multiple research and manufacturing facilities in Asia. To learn more about Oplink, visit our web site at www.oplink.com.

(TABLES TO FOLLOW)

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Investor Relations:
Shirley Yin
510-933-7233
ir@oplink.com

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 29,	June 30,
	2013	2013
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$56,252	$65,014
Short-term investments	103,867	105,829
Accounts receivable, net	31,429	40,735
Inventories	40,507	30,028
Prepaid expenses and other current assets	7,454	7,029
Deferred tax assets	810	809
Total current assets	240,319	249,444
Property, plant and equipment, net	53,850	47,687
Long-term investments	16,083	3,307
Goodwill and intangible assets, net	1,011	1,146
Deferred tax assets	7,269	7,083
Other assets	16,274	16,504
Total assets	$334,806	$325,171

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,566	$18,166
Accrued liabilities and other current liabilities	15,165	13,579
Total current liabilities	29,731	31,745
Non-current liabilities	10,774	10,225
Total liabilities	40,505	41,970
Stockholders' equity	294,301	283,201
Total liabilities and stockholders' equity	$334,806	$325,171

(1)	The June 30, 2013 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	December 29,	September 29,	December 30,	December 29,	December 30,
	2013	2013	2012	2013	2012
	(Unaudited)			(Unaudited)

Revenues	$50,433	$54,782	$45,099	$105,215	$89,983
Cost of revenues	34,487	37,085	28,570	71,572	56,824
Gross profit	15,946	17,697	16,529	33,643	33,159
Operating expenses:
Research and development	6,813	6,790	5,829	13,603	11,261
Sales and marketing	4,011	3,773	3,348	7,784	6,560
General and administrative	2,203	2,066	2,109	4,269	4,263
Stock-based compensation expense	1,158	1,969	1,045	3,127	2,908
Amortization of intangible assets	24	40	91	64	182
Net (gain) loss on sale/disposal of assets	96	77	(5)	173	(12)
Total operating expenses	14,305	14,715	12,417	29,020	25,162
Income from operations	1,641	2,982	4,112	4,623	7,997
Interest and other income (expense), net	20	32	412	52	678
Income before provision for income taxes	1,661	3,014	4,524	4,675	8,675
Provision for income taxes	378	792	1,068	1,170	1,856
Net income	$1,283	$2,222	$3,456	$3,505	$6,819

Net income per share:
Basic	$0.07	$0.12	$0.18	$0.18	0.36
Diluted	$0.07	$0.11	$0.18	$0.18	0.35

Shares used in per share calculation:
Basic	19,363	19,239	19,107	19,301	19,093
Diluted	19,534	19,543	19,277	19,556	19,395

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	December 29,	September 29,	December 30,	December 29,	December 30,
	2013	2013	2012	2013	2012
	(Unaudited)			(Unaudited)
Reconciliation of GAAP net income to non-GAAP net income:
Net income, GAAP	$1,283	$2,222	$3,456	$3,505	$6,819
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock-based compensation expense	66	108	49	174	172
Amortization of intangible assets	36	35	36	71	72
Total related to cost of revenues	102	143	85	245	244

Related to operating expenses:
Stock-based compensation expense	1,158	1,969	1,045	3,127	2,908
Amortization of intangible assets	24	40	91	64	182
Total related to operating expenses	1,182	2,009	1,136	3,191	3,090

Tax effects on non-GAAP adjustments	(154)	(352)	(112)	(506)	(629)

Non-GAAP net income	$2,413	$4,022	$4,565	$6,435	$9,524

Net income per share, non-GAAP:
Basic	$0.12	$0.21	$0.24	$0.33	$0.50
Diluted	$0.12	$0.21	$0.24	$0.33	$0.49

Shares used in per share calculation:
Basic	19,363	19,239	19,107	19,301	19,093
Diluted	19,534	19,543	19,277	19,556	19,395

Reconciliation of GAAP gross profit
to non-GAAP gross profit:
GAAP gross profit	$15,946	$17,697	$16,529	$33,643	$33,159
Stock compensation expense included in cost of revenues	66	108	49	174	172
Amortization of intangible assets included in cost of revenues	36	35	36	71	72
Non-GAAP gross profit	$16,048	$17,840	$16,614	$33,888	$33,403

GAAP gross margin rate	31.6%	32.3%	36.7%	32.0%	36.9%
Non-GAAP gross margin rate	31.8%	32.6%	36.8%	32.2%	37.1%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Six Months Ended
	December 29,	December 30,
	2013	2012
	(Unaudited)
Cash flows from operating activities:
Net income	$3,505	$6,819
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,128	3,593
Amortization of intangible assets	135	254
Stock-based compensation expense	3,301	3,080
Deferred income taxes	(177)	6
Net loss (gain) on sale/disposal of assets and equity investments	173	(12)
Other	412	185
Change in assets and liabilities	(2,375)	(3,770)
Net cash provided by operating activities	9,102	10,155

Cash flows from investing activities:
Net purchases of investments	(7,793)	(15,976)
Net purchases of property, plant and equipment	(9,927)	(8,312)
Net (purchase) sales of cost or equity investments	(100)	214
Business acquisition	-	(1,090)
Net cash used in investing activities	(17,820)	(25,164)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,468	2,260
Repurchase of common stock	(1,598)	(9,286)
Net cash used in financing activities	(130)	(7,026)

Effect of exchange rate changes on cash and cash equivalents	86	91
Net decrease in cash and cash equivalents	(8,762)	(21,944)
Cash and cash equivalents, beginning of period	65,014	81,233
Cash and cash equivalents, end of period	$56,252	$59,289